UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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WHITTIER ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

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[WHITTIER LOGO]

333 Clay Street, Suite 1100

Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 27, 2005

To the Stockholders of Whittier Energy Corporation:

The 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Whittier Energy Corporation (the “Company”) will be held on Tuesday, September 27, 2005, at 10:00 a.m., local time, in the offices of Thompson & Knight LLP, 333 Clay Street, Suite 3300, Houston, Texas, for the following purposes:

(1)	Election of seven directors to the Company’s Board of Directors;

(2)	Approval of an amendment to the Company’s Articles of Incorporation to increase the total number of authorized shares of common stock from 33,333,334 to 100,000,000 shares;

(3)	Approval of an amendment to the Company’s Long-Term Incentive Plan increasing the number of shares available under the Plan to 1,876,000;

(4)	Ratification of the selection of Grant Thornton LLP as the independent auditor for the Company for the fiscal year ending December 31, 2005; and

(5)	Transaction of such other business as may properly come before such meeting or any adjournment(s) thereof.

The close of business on August 23, 2005 was fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

You are cordially invited to attend the Annual Meeting. Your attention is directed to the attached Proxy Statement. Whether or not you plan to attend the Annual Meeting, we ask that you vote as soon as possible. You may vote by promptly completing, signing, dating and returning your proxy card in the enclosed envelope. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

By Order of the Board of Directors,

/s/ Dallas Parker
Dallas Parker
Secretary

Dated: August   , 2005

i

WHITTIER ENERGY CORPORATION

333 Clay Street, Suite 1100

Houston, Texas 77002

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 27, 2005, 10:00 a.m. Local Time

The enclosed proxy is solicited by the Board of Directors of Whittier Energy Corporation (“Whittier” or the “Company”) for use at the Annual Meeting of Stockholders to be held on September 27, 2005. Shares of the Company’s common stock, par value $.001 per share, and Series A preferred stock, par value $.001 per share, each represented by a properly executed proxy, will be voted at the meeting. The proxy may be revoked at any time before its exercise by sending written notice of revocation to Mr. Michael B. Young, Assistant Corporate Secretary, Whittier Energy Corporation, 333 Clay Street, Suite 1100, Houston, Texas 77002, or by signing and delivering a proxy that is dated and received later by mail, or, if the stockholder attends the meeting in person, by giving notice of revocation to the Inspector of Elections at the meeting.

This Proxy Statement and enclosed proxy card are being mailed to the holders of the common stock and Series A preferred stock of the Company on or about September 1, 2005.  The record date for the determination of stockholders entitled to notice of, and to vote at, the meeting is August 23, 2005.  On that date there were outstanding 3,981,991 shares of common stock and 852,912 shares of Series A preferred stock. A majority of the shares of common stock and Series A preferred stock (on an as-converted-to-common-stock basis) entitled to vote, present in person or represented by proxy, shall constitute a quorum at the annual meeting.

Each outstanding share of our common stock on the record date is entitled to one vote on all matters to come before the annual meeting. Each outstanding share of our Series A preferred stock on the record date is entitled to 10 votes, on an as-converted-to-common-stock basis, on all matters to come before the annual meeting. Michael B. Young, our Chief Financial Officer, will act as the Inspector of Elections for the annual meeting, and will tabulate the stockholder votes, abstentions and broker “non-votes” at the meeting. Cumulative voting is not authorized.

The amendment to the Company’s Articles of Incorporation, the amendment to the Company’s Long-Term Incentive Plan and ratification of the Company’s independent auditor for the current fiscal year each will be approved if the number of votes cast in favor of such proposal exceeds the number of votes cast against it.  A plurality of the shares cast at the Annual Meeting is required for the election of each director. Abstentions are counted in the number of shares present in person or represented by proxy and entitled to vote for purposes of determining whether a proposal has been approved, whereas broker non-votes are not counted for those purposes.  A broker non-vote occurs when a nominee holding shares of common stock for a beneficial owner does not vote on a particular proposal because the nominee has not received instructions from the beneficial owner and does not have discretionary voting power with respect to that item.  Stockholders have no dissenters’ rights or rights of appraisal in connection with Proposals One, Two, Three or Four.

Stockholders whose shares are registered in their own name may vote by mailing a completed proxy card.  To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed envelope and your shares will be voted at the annual meeting in the manner you direct. In the event no directions are specified, your proxy will be voted FOR each of the nominees of the board of directors, FOR approval of the amendment to the Company’s Articles of incorporation, FOR approval of the amendment to the Company’s Long-Term Incentive Plan, FOR ratification of the Company’s auditor for the current fiscal year, and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

The cost of soliciting proxies will be borne by us.  Our directors, officers and regular employees, in person or by mail, telephone or telegram, may make solicitation without additional compensation.  We will request brokerage firms, bank nominees and other institutions that act as nominees or fiduciaries for owners of common stock to forward this proxy statement to persons for whom they hold shares and to obtain authorization for the execution of proxies. Please contact the person responsible for your account and give instructions for a proxy to be signed representing your shares of common stock and Series A preferred stock.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors

Our directors are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The number of directors is established from time to time by resolution of the Board. The current authorized number of directors is seven.  Assuming the presence of a quorum, a plurality of the votes cast in person or by proxy at the Annual Meeting is required for the election of each director.

Director Nominees

All of the nominees are currently directors of the Company.  On June 15, 2005, concurrent with the Company’s acquisition of RIMCO Production Company, Inc., Daryl Pollock resigned from the board of directors and David B. Kilpatrick and Ray R. Seegmiller were appointed to fill the two vacant board seats. The remaining five nominees were elected to the board of directors at the Company’s 2004 annual meeting.  The board of directors recommends that the seven nominees listed below be elected to hold office until the 2006 annual meeting of stockholders or until their respective successors have been duly elected and qualified. There are no arrangements or understandings between any nominee and any other person pursuant to which any nominee was selected.

There were no third party fees paid by us to assist in the process of identifying or evaluating candidates. If any nominee becomes unavailable for any reason, a substitute nominee may be proposed by the board of directors and the shares represented by the proxies will be voted for such substitute nominee, unless the board elects to reduce the number of directors. The nominees listed below have consented to being nominated and to serve if elected, and we anticipate that all director nominees will attend the annual meeting.  All directors in office at the time and a majority of the current directors attended the 2005 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING DIRECTOR NOMINEES:

JAMES A. JEFFS, age 52, has been Chairman of the board of directors of the Company since September 2003 and served as a director of Whittier Energy Company, a subsidiary of the Company, since 1997. Mr. Jeffs has served as Managing Director and Chief Investment Officer for The Whittier Trust Company, a company providing financial and fiduciary services to high net worth individuals, since 1994. Mr. Jeffs also served as the Co-Chairman of the board of directors of Chaparral Resources, Inc., an oil and gas exploration and production company, from May 1999 until May 2002, and as Chairman and Chief Executive Officer from May 2002 until October 2002. From 1993 to 1994, Mr. Jeffs was a Senior Vice President of Union Bank of California. Mr. Jeffs was the Chief Investment Officer of Northern Trust of California, N.A., a trust and investment management company, from 1992 to 1993. Mr. Jeffs was Chief Investment Officer and Senior Vice President of Trust Services of America, a trust and investment management company, from 1988 to 1992 and served as President and Chief Executive Officer of TSA Capital Management, an institutional investment management company, during that period.

BRYCE W. RHODES, age 51, has served on the Company’s board of directors and as President and Chief Executive Officer since September 2003. Mr. Rhodes was a Vice President of Whittier Energy Company since its incorporation in 1991 through September 2003. In that capacity, he managed all aspects of its acquisitions and exploration investments and its day to day activities. Since April 1999, he has served on the board of directors of PYR Energy Corporation, a public oil and gas exploration company. Mr. Rhodes also served as an investment analyst for the M.H. Whittier Corporation, an independent oil company, from 1985 until 1991.

DAVID A. DAHL, age 43, has been a director of the Company since September 2003. Mr. Dahl served Whittier Energy as a director since 1997, as President from 1997 until September 2003, and as Secretary from August 1997 until May 1998. Since 1996, Mr. Dahl has served as the President of Whittier Ventures LLC, a private investment entity. Since 1993, Mr. Dahl has been a Vice President of The Whittier Trust Company, a company providing financial and fiduciary services to high net worth individuals. From 1990 to 1993, Mr. Dahl was a Vice President of Merus Capital management, an investment firm.

CHARLES O. BUCKNER, age 60, has served as a director of the Company since September 2003. Mr. Buckner retired from Ernst & Young LLP, a public accounting firm, in 2002 after serving 35 years in a variety of direct client service and administrative roles while based in Houston, Texas, Cleveland, Ohio and Moscow, Russia. Mr. Buckner’s client service roles were largely accounting and audit related, serving as the coordinating partner to a variety of clients, primarily in the energy business as producers, refiners, pipelines, and service companies. Mr. Buckner’s administrative duties included co-chairmanship of Ernst & Young’s global energy group and chairmanship of the US, Houston, and Russian energy, chemical and utility practices. Mr. Buckner has also served as a director of Horizon Offshore, Inc., a provider of marine construction services to the oil and gas industry, since December 2003 and is presently active with personal investment projects and charitable activities.

DAVID B. KILPATRICK, age 55, is President of Kilpatrick Energy Group, which provides management consulting services and invests in oil and gas ventures. He has over thirty years of executive, management, and operating experience in the oil and gas industry. He serves on the Boards of Directors of two publicly traded companies, Cheniere Energy and PYR Energy. He was formerly President of Monterey Resources, Inc., the largest independent oil and gas company in California until its merger with Texaco. Previously, he had served as Western Division Manager of Monterey’s corporate predecessor, Santa Fe Energy Resources, from 1990 to 1996. His career has included assignments with majors and independents in California, Texas, Alaska, and foreign countries. Mr. Kilpatrick is a past Chairman of the board of directors for the Greater Bakersfield Chamber of Commerce. He has served as President of the California Independent Petroleum Association and is currently a member of its board of directors. He is also a Director of the Independent Oil Producers Agency and has served on the Boards of Directors of the Western States Petroleum Association, the Conservation Committee of California Oil and Gas Producers. He is a member of the Society of Petroleum Engineers and the American Petroleum Institute. Mr. Kilpatrick earned a Bachelor of Science Degree in Petroleum Engineering from the University of Southern California and a Bachelors Degree in Geology and Physics from Whittier College.

RAY R. SEEGMILLER, age 70, is the former Chairman, CEO and President of Cabot Oil & Gas Corporation, a leading NYSE listed natural gas producer and marketer, where he served in executive officer roles from 1995-2002. In addition Ray was past president of the Domestic Petroleum Council from 2000-2002. He owned and operated RCS Enterprises, Inc. in Houston, Texas from 1993-1995 and was President and CEO of Terry Petroleum, a Houston based private oil and gas producer from 1988-1993. Mr. Seegmiller held various executive officer positions including President and CEO with Marathon Manufacturing Company, a NYSE listed manufacturing conglomerate from 1963-1988. He served as Division Controller for Southwest Forest Industries, Los Angeles, California and was Auditor, Tax Staff and Administrative Services Staff for Arthur Andersen & Company, Chicago, Illinois. Mr. Seegmiller earned a Bachelor of Business Administration from Drake University, Des Moines, Iowa with a major in accounting. He is a Certified Public Accountant in the State of Texas.

ARLO G. SORENSEN, age 65, has been a director of the Company since September 2003. Mr. Sorensen has served the Whittier family in many capacities over his career, as the Chief Executive Officer of the Whittier family office, as a trustee and consultant on various family initiatives and as an officer and director of several private foundations. Mr. Sorensen has been the Chairman of The Whittier Trust Company since its founding in 1989. Mr. Sorensen was the President of the M.H. Whittier Corporation, an independent oil company, from 1984 until 1996. Mr. Sorensen was also a Vice President and Chief Financial Officer of Belridge Oil Company, an independent oil company, from 1968 to 1979, when it was sold to Shell Oil. Mr. Sorensen serves on the board of directors of St. Martin’s Land Company and several private start-up entities. He has served as a member on the President’s National Petroleum Council, Director of the Western States Petroleum Association, and as a President and Director of the Independent Oil Producers Agency.

PROPOSAL 2:

APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Company presently is authorized to issue 34,333,334 shares of capital stock, consisting of 33,333,334 shares of common stock and 1,000,000 shares of preferred stock. As of August 23, 2005, 3,981,991 shares of common stock and 852,912 shares of Series A preferred stock were issued outstanding. As of that date, a total of 9,637,391 shares of common stock were reserved for issuance in the future, consisting of (i) 8,529,120 shares of common stock issuable upon conversion of the outstanding Series A preferred stock, (ii) 569,938 shares of common stock issuable upon the exercise of outstanding warrants and (iii) 538,333 shares of common stock issuable upon the exercise of outstanding awards that have been or are authorized to be made under the Company’s stock based compensation plans.

The Company’s board of directors has approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 33,333,334 to 100,000,000. The Company’s board of directors believes that an increase is advisable and in the best interests of the Company and its stockholders. Upon the conversion of all outstanding shares of Series A preferred stock, the Company will have approximately 19,713,952 authorized and unissued shares of common stock, which includes shares of common stock reserved for issuance in respect of awards that have been or are authorized to be made under the Company’s stock-based compensation plans and shares underlying the Company’s outstanding common stock warrants. The Company’s board of directors believes that an increase in authorized shares of common stock to 100,000,000 will give the Company greater flexibility in the future by allowing the Company the latitude to use its common stock to acquire other assets or to issue its common stock for other corporate purposes, including stock dividends, raising additional capital, issuance pursuant to employee and director stock plans and possible future acquisitions. There are no current plans, understandings or arrangements for issuing a material number of additional shares of the Company’s common stock from the additional shares proposed to be authorized pursuant to the amendment.

The issuance of shares of the Company’s common stock, including the additional shares that would be authorized if the proposed amendment is adopted, may dilute the present equity ownership position of current holders of common stock and may be made without stockholder approval, unless otherwise required by applicable laws or stock exchange regulations. The amendment might also have the effect of discouraging an attempt by another person or entity through the acquisition of a substantial number of shares of the Company’s common stock, to acquire control of the Company with a view to consummating a merger, sale of all or any part of the Company’s assets, or a similar transaction, because the issuance of new shares could be used to dilute the stock ownership of such person or entity.

All shares of the Company’s common stock, including those now authorized and those that would be authorized by the proposed amendment to the Company’s Articles of Incorporation, are equal in rank and have the same voting, dividend and liquidation rights. Holders of the Company’s common stock do not have preemptive rights.

The approval of the amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock requires the affirmative vote by the holders of a majority of the shares of common stock (including the Series A preferred stock on an as-converted basis) presently outstanding and entitled to vote at the annual meeting. The board of directors believes that the proposal is in the best interests of the Company and its stockholders and has approved this amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL TO INCREASE OF THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 33,333,334 TO 100,000,000.

PROPOSAL 3:

APPROVAL OF AMENDMENT TO

THE WHITTIER ENERGY CORPORATION LONG TERM INCENTIVE PLAN

TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE

The Whittier Energy Corporation Long-Term Incentive Plan (the “Plan”) permits the board of directors to grant stock options, restricted stock, stock appreciation rights and phantom options, which we believe are an important factor in attracting, motivating, and retaining qualified personnel who are essential to our success. The Plan is an integral part of Whittier’s compensation program and assists Whittier in its efforts to recruit, motivate and retain qualified employees and directors. On July 14, 2005, Whittier’s board approved an amendment, subject to stockholder approval, to increase the number of shares reserved for issuance under the Plan by 1,356,000 shares.

Currently, a maximum of 520,000 shares of common stock may be issued pursuant to awards granted under the Plan, representing approximately 4.2% of Whittier’s outstanding shares of common stock, including the outstanding shares of Series A preferred stock on an as-converted basis. As of August 23, 2005, awards for 293,778 shares had been granted under the Plan and 226,222 shares remained available for grant. In addition, as of August 23, 2005, there were 18,333 shares of Whittier common stock subject to outstanding awards under the Company’s Amended Fixed Number Stock Option Plan, representing approximately 0.1% of Whittier’s outstanding shares of common stock. The board of directors has determined that no further awards may be granted under the Amended Fixed Number Stock Option Plan.

The proposed amendment would increase the number of shares issuable under the Plan by 1,356,000 shares, bringing the total that may be granted under the Plan to 1,876,000 shares. Based on the number of shares granted under the Plan and the number of outstanding shares of common stock as of August 23, 2005, if Proposal 3 to amend the Plan is approved, an aggregate of 1,582,222 shares will be available for future grant, representing approximately 12.6% of Whittier’s outstanding shares of common stock, including the outstanding shares of Series A preferred stock on an as-converted basis.

The affirmative vote of a majority of the outstanding shares of Whittier’s common stock (including the Series A preferred stock on an as-converted basis) that are entitled to vote and are represented in person or by properly executed proxy at the annual meeting to which this proxy statement relates is required to approve the amendment to the Plan.

The following description of certain features of the Plan is qualified in its entirety by reference to the Plan:

Administration

The Plan is administered by the Compensation Committee, which presently consists of Messrs. Buckner, Kilpatrick and Sorensen.

Types of Grants Under the Plan

The Compensation Committee may grant restricted stock, stock options, stock appreciation rights and phantom options to employees, outside directors and consultants to the Company. The Compensation Committee has the power to determine the terms upon which such awards will be granted, including the number of shares of restricted stock and incentive stock to issue, the restrictions applicable to such shares of restricted stock, including vesting requirements, and, with respect to stock options, the number of shares of common stock subject to each option, the exercisability and vesting requirements of each stock option, and the form of consideration payable upon the exercise of such stock option (i.e., whether cash or exchange of existing shares of the Company’s common stock in a cashless transaction or a combination thereof). The option price of shares of common stock issued under each stock option shall be equal to the fair market value of shares subject to the stock option on the date the stock option is granted. Stock options granted under the Plan may be incentive stock options or non-statutory stock options. A “phantom option” is a fictional option that can be granted to employees, outside directors and consultants at the discretion of the Compensation Committee. The strike price of the phantom option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of a share of common stock on the date of the grant. Like stock options, phantom options may not be exercised later than ten years after the date of grant. In addition, participants in phantom options will not receive dividends, liquidation rights or any other rights enjoyed by holders of our common stock. Upon exercise of a phantom option, the participant is entitled to receive the difference, if any, between the fair market value of the underlying “fictional” common stock and the aggregate strike price of the phantom option.

Eligibility of Participants, Term and Transferability

All of the employees, outside directors and consultants of the Company or any of its subsidiaries (including an employee who may also be an officer or director of any such company) are eligible to participate in the Plan and the Compensation Committee will identify and select individual participants from this eligible group to receive awards. Once the Compensation Committee selects an individual for an award, the Compensation Committee will determine the type and size of the award to be granted to the participant and shall establish the terms, conditions, restrictions and/or limitations applicable to the award.

The Plan was effective as of December 16, 2003. No further options may be granted under the Plan after December 16, 2013, and the Plan will terminate thereafter once all options, phantom options and stock appreciation rights have been exercised or expired, all restricted stock has vested or been forfeited, and all shares have been delivered with respect to any other incentive awards. The Board of Directors may, however, terminate the Plan at any time without harming the legal rights of the holders of any then outstanding awards.

No award granted pursuant to the Plan is transferable other than by will or the laws of descent and distribution. Any attempted sale, transfer, pledge, exchange or other disposition not specifically permitted by the Plan or the specific award agreement will be null and void.

Federal Income Tax Consequences

The Company believes that under present federal income tax laws the following are the federal income tax consequences generally arising with respect to awards granted under the Plan. The grant of restricted stock and incentive stock will cause the employee to recognize ordinary income measured by the difference between (i) the fair market value of the shares of restricted stock or incentive stock (as the case may be) received at the first time the rights of the employee in such restricted or incentive stock are transferable or are not subject to a substantial risk of forfeiture and (ii) the amount paid by the employee for the restricted stock or incentive stock (if any), unless the employee elects to be taxed at the time of the award notwithstanding the restrictions (to minimize the tax payable in respect of the appreciation in the value of the stock from the time it is awarded until the restrictions lapse). The Company generally will be entitled to a deduction for the same amount at the time income is recognized by the employee.

The grant of a stock option will ordinarily create no tax consequences for the employee or the Company. Generally, upon the exercise of a nonqualified stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right or phantom option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a nonqualified stock option, stock appreciation right or phantom option, and subject to the application of Section 162(m) of the Code, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee assuming any federal income tax reporting requirements are satisfied.

Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option, a stock appreciation right or a phantom option, any appreciation after the date of exercise should qualify as capital gain. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company’s tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse.

Upon the exercise of an incentive stock option, the employee will not recognize ordinary income and the Company will not be entitled to a deduction. An employee will recognize income only upon the disposition of the shares acquired upon the exercise of an incentive option. The tax treatment to an employee upon disposition of the stock acquired under an incentive stock option depends on whether or not the stock is disposed of within the statutorily required holding period for such stock (two years from the date of the incentive stock option grant or one year from the date on which the stock was transferred) upon the exercise of the incentive stock option.

The foregoing provides only a very general description of the application of federal income tax laws to awards under the Plan. The summary does not address the effects of foreign, state and local tax laws.

Corporate Transactions

The Plan provides that, upon a Corporate Transaction (as hereinafter defined), the Compensation Committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash, or adjust the outstanding options as appropriate to reflect such Corporate Transaction (including, without limitation, adjusting an option to provide that the number and class of shares of common stock covered by such option will be adjusted so that the option will thereafter cover securities of the surviving or acquiring corporation or other property (including cash) as determined by the Compensation Committee). The Plan provides that a Corporate Transaction occurs (a) if the Company is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity), (b) if the Company sells, leases or exchanges all or substantially all of its assets, or (c) if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of the Company’s voting stock.

Amendments to the Plan

The Board of Directors may from time to time amend the Plan; however, no amendment may be adopted without the prior approval of the stockholders of the Company if such amendment (a) increases the number of shares of common stock that may be issued under the Plan (other than in the event of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, etc. discussed above), (b) modifies the class of eligible participants, or (c) the Company’s counsel determines that stockholder approval is required by law or the rule of any securities exchange or interdealer automated quotation system on which the common stock may then be listed, traded or quoted.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT OF THE WHITTIER ENERGY CORPORATION LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED UNDER THE PLAN.

PROPOSAL 4:

RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITOR

Our board of directors, upon the recommendation of the Audit Committee, has selected the firm of Grant Thornton LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2005 and to conduct quarterly reviews through September 30, 2005, and has directed that its selection of independent auditors be submitted for ratification by the stockholders at the annual meeting. The affirmative vote of a majority of the outstanding shares of Whittier’s common stock (including the Series A preferred stock on an as-converted basis) that are entitled to vote and are present at the annual meeting, in person or by proxy, and voting on the matter is required to ratify the selection of Grant Thornton LLP. In the event of a negative vote on ratification, the board of directors will reconsider its selection.

Grant Thornton LLP served as our independent auditors for the 2004 fiscal year. Representatives of Grant Thornton LLP have been invited to attend and are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND RATIFICATION OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS.

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board of Directors

The board of directors held four meetings during 2004 and action was also taken by unanimous written consent on two occasions. During 2004, each incumbent director attended at least 75% of the total number of meetings of the board of directors or committees of the board on which he served during the period he was a member.

Board Independence

As required under the NASDAQ Marketplace Rules, all of the members of Whittier’s audit committee must be and are currently “independent” directors, subject to heightened independence requirements pursuant to the applicable NASDAQ rules and federal law. Whittier’s board of directors has determined that each of Messrs. Buckner, Kilpatrick, Seegmiller and Sorensen is an independent director satisfying all the requirements for “independence” set forth in the NASDAQ Marketplace Rules. The independent directors meet in executive session without members of management present following most board meetings. The independent directors have appointed Mr. Sorensen as the director to preside over these executive sessions.

Committees of the Board of Directors

The board of directors has established the following standing committees:

Executive Committee.  The Executive Committee has responsibility, as necessary or advisable from time to time, for the oversight and management of the business of the Company. The Executive Committee held five formal meetings during 2004 and is comprised of Messrs. Jeffs, Dahl, and Rhodes.  The board of directors has adopted a formal written Executive Committee Charter and the board of directors reviews and reassesses the adequacy of the charter on an annual basis.

Audit Committee.  Whittier’s board of directors has established an audit committee whose purpose is to oversee its financial reporting and controls and to recommend to the board each year the appointment of an independent auditor. This committee met on eight occasions during 2004. On July 1, 2005, Messrs. Dahl and Sorensen resigned as members of Whittier’s audit committee, and in addition to Mr. Buckner, the following members of its board of directors were appointed and currently serve on the audit committee: Messrs. David B. Kilpatrick and Ray R. Seegmiller. Mr. Buckner is the current chairman of the audit committee. Whittier’s board of directors has adopted a formal written Audit Committee Charter and the Audit Committee reviews and reassesses the adequacy of the charter on an annual basis. In accordance with the audit committee’s charter, the primary functions of the audit committee are to monitor internal accounting controls and financial reporting practices, review financial statements and related information, select and retain Whittier’s independent auditors, review and evaluate the performance, services, and fees of the independent auditors, pre-approve all audit and permitted non-audit services to be provided by the independent auditors, monitor the independence of the independent auditors, and produce a report for inclusion in Whittier’s proxy statement. Whittier’s independent auditor reports directly to the audit committee. The audit committee reviews and discusses quarterly reports from independent auditors regarding critical accounting policies and practices, alternative treatments of financial information within generally accepted accounting principles, and other material written communication between the independent auditors and management.

Whittier’s board of directors has determined that each of the current members of the audit committee is independent for purposes of serving on the audit committee under the applicable NASDAQ rules and federal law, and otherwise meets the requirements of the audit committee charter, the applicable NASDAQ rules, and the Code of Business Conduct and Ethics guidelines applicable to audit committee members. Whittier’s board of directors has also determined that each current member of the audit committee is financially literate under the applicable NASDAQ rules and that Mr. Buckner qualifies as an “audit committee financial expert” under such NASDAQ rules and Item 401(a) of Regulation S-B.

Compensation Committee.    Whittier’s board of directors established a compensation committee of the board of directors. The compensation committee is responsible for formulating and recommending to the full board of directors the compensation paid to Whittier’s executive officers, and to produce an annual report for inclusion in Whittier’s proxy statement. The compensation committee also administers Whittier’s stock option plans, including the Long-Term Incentive Plan and the Amended Fixed Number Stock Option Plan. Members of the Compensation Committee are not eligible to participate in any of the plans that they administer except as to options granted automatically to non-employee directors. There were no compensation committee interlocks between the Company and any other entity during 2004.

Until July 1, 2005, the committee consisted of Messrs. Buckner, Sorensen, Jeffs, and Dahl. In connection with the appointment of Messrs. Kilpatrick and Seegmiller to the board of directors on June 15, 2005, Messrs. Jeffs and Dahl resigned as members of the compensation committee, and Mr. Kilpatrick was appointed to that committee. The current members of the compensation committee are Messrs. Buckner, Kilpatrick and Sorensen, with Mr. Sorensen serving as the current chair of the compensation committee. Whittier’s board of directors has determined that each of the current members of the compensation committee is a “non-employee director” in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside director” in accordance with Section 162(m) of the Internal Revenue Code. Whittier’s board of directors has also determined that each member of the compensation committee are “independent” pursuant to the applicable NASDAQ rules and federal law. This committee met three times during 2004.

Selection of Board Nominees

Whittier does not presently maintain a nominating committee of the board of directors, but the board has adopted a policy with regard to the consideration of director candidates and the nomination process, as further described below.  In lieu of a nominating committee, Whittier relies on the judgment of its independent directors to identify and select qualified candidates for election to the board.  Messrs. Buckner, Kilpatrick, Seegmiller and Sorensen, who are deemed “independent” pursuant to applicable NASDAQ rules and federal law, are responsible for identifying and evaluating nominees to Whittier’s board of directors. Although Whittier’s board may adopt a nominating charter and authorize the establishment of a nominating committee in the future, the current board is relatively small and each independent director already serves on one or more committees.  Consequently, Whittier’s has determined that the small size and limited operations of the Company do not warrant the creation of a nominating committee or the adoption of a charter at the present time.

Our independent directors identify and evaluate nominees to the board of directors according to the criteria outlined below:

Criteria For Re-election of Existing Board Members

Our independent directors consider the following criteria in recommending the nomination of individuals for re-election to the Company’s Board:

•                  Record of past attendance at board of directors and committee meetings;

•                  Ability to contribute to a positive, focused atmosphere in the board room;

•                  Absence of any material cause for removal from the board of directors; and

•                  Past contributions in service on the board of directors.

In addition, all nominees for re-election must evidence a desire and willingness to attend future board of directors and committee meetings. All decisions regarding whether to recommend the nomination of a director for re-election shall be within the sole discretion of the independent members of our Board.

Criteria For New Board Members

Our directors consider the following criteria in recommending and evaluating new nominees to the our board of directors and its committees from time to time:

•                  Expertise and perspective needed to govern the business and strengthen and support top management — for example: strong financial expertise, knowledge of oil and gas exploration and development operations, and knowledge of the oil and gas industries; and

•                  Sound business judgment and a sufficiently broad perspective to make meaningful contributions, under pressure if necessary.

•                  Interest and enthusiasm in the Company and a commitment to become involved in its future;

•                  The time and energy to meet board commitments;

•                  Constructive participation in discussions, with the capacity to quickly understand and evaluate complex and diverse issues;

•                  Dedication to the highest ethical standards;

•                  Supportive of management, but independent, objective, and willing to question and challenge both openly and in private exchanges; and

•                  An awareness of the dynamics of change and a willingness to anticipate and explore opportunities;

All decisions regarding whether to recommend the nomination a new nominee for election to the board of directors shall be within the sole discretion of the incumbent directors.

All new nominees and directors for re-election will be evaluated without regard to race, sex, age, religion, or physical disability.

Stockholder Nominations

Our directors will consider proposals for nominees to the board of directors from stockholders that are made in writing to Mr. Michael B. Young, Assistant Corporate Secretary, Whittier Energy Corporation, 333 Clay Street, Suite 1100, Houston, Texas 77002.  To nominate a director at the Annual Meeting, a stockholder must follow the procedures set forth in Section 2.2 of the Company’s Bylaws (available at the SEC’s website at www.sec.gov as an exhibit to the Company’s Form 8-K dated January 2, 2004), which requires that a stockholder must be a stockholder of record at the time written notice of recommendation is delivered and must be entitled to vote for the election of directors at the meeting at which such nominee will be considered.  For next year’s annual meeting, written stockholder recommendations on or before February 27, 2006, or such other time period as may be required or permitted by applicable law, and must meet all the requirements of Rule 14a-8.  If a special meeting of stockholders at which directors are to be elected is called, written recommendations must be delivered to the Company at least 90 days prior to the special meeting or within ten days after the public announcement of the date of the special meeting is first made.  In the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting, the stockholder notice described above will be deemed timely if it is received not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

The stockholder notice must set forth the following:

•                  All information relating to each nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to being named in Whittier’s proxy statement as a nominee for election to the board of directors and to serving as a director, if elected; and

•                  For each nominating stockholder (and beneficial owner, if any, on whose behalf the nomination is made) such person’s name and address as they appear on the Company’s books, the class and number of shares of common stock that are owned beneficially and of record by such person, and an affirmative statement of whether such person intends to deliver a proxy statement and form of proxy to a sufficient number of stockholders to elect such nominee or nominees.

In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

Stockholder Communications with the Board

Stockholder communications intended for the board of directors or for particular directors (other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals) may be sent in care of the Company’s Assistant Secretary at Whittier Energy Corporation, 333 Clay Street, Suite 1100, Houston, Texas 77002.  The Assistant Secretary will forward all stockholder communications to the board of directors or to particular directors as directed without screening such communications. If the stockholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Stockholder Proposals

It is contemplated that the Annual Meeting of Stockholders in 2006 will take place in June or July of 2006.  If the Annual Meeting of Stockholders in 2006 is scheduled within 30 days of the date of the 2005 Annual Meeting of Stockholders, the stockholder proposals for inclusion in our proxy materials for the Annual Meeting of Stockholders in 2006 must be received at our principal executive office in Houston, Texas, addressed to the Secretary of the Company, not later than April 29, 2006.  If the Annual Meeting of Stockholders in 2006 is scheduled more than 30 days from the date of the 2005 Annual Meeting of Stockholders, we will announce the deadline for the inclusion of stockholder proposals in our proxy materials in a quarterly report on Form 10-QSB.

AUDIT COMMITTEE REPORT

Whittier’s audit committee acts under a written charter adopted and approved by the board of directors in 2004. Each of the current members of Whittier’s audit committee is “independent” as defined by the listing standards for The NASDAQ Stock Market. The report of the audit committee of Whittier set forth below has been prepared and adopted by Whittier’s audit committee.

This report is presented regarding the matters relating to Whittier’s audited financial statements for the year ended December 31, 2004.

It is not the responsibility of the audit committee to plan or conduct audits or to determine that Whittier’s financial statements are in all material respects complete and accurate in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. It is also not the responsibility of the audit committee to assure compliance with laws and regulations and Whittier’s conduct.

Whittier’s audit committee has reviewed the audited financial statements as of and for the fiscal year ended December 31, 2004, discussed with management such audited financial statements, received written disclosures and the letter from independent auditors required by Independence Standards Board Standard No. 1, as currently in effect, discussed with the independent auditors such auditor’s independence, the matters required to be discussed by the Statement on Auditing Standards 61, as amended by SAS No. 90, and other matters the audit committee deemed relevant and appropriate. The audit committee has also considered whether the independent auditors’ provision of information technology and other non-audit services to Whittier is compatible with maintaining the auditors’ independence. The audit committee has concluded that the independent auditors are independent from Whittier and its management.

Based on these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements as of and for the fiscal year ended December 31, 2004 be included in Whittier’s Annual Report on Form 10-KSB for such fiscal year.

2004 Audit Committee

Charles O. Buckner, Chairman

David B. Kilpatrick

Ray R. Seegmiller

EXECUTIVE OFFICERS

BRYCE W. RHODES, age 51, has served on Whittier’s board of directors and as President and Chief Executive Officer since September 2003. Mr. Rhodes was a Vice President of Whittier Energy Company since its incorporation in 1991 through September 2003. In that capacity, he managed all aspects of its acquisitions and exploration investments and its day to day activities. Since April 1999, he has served on the board of directors of PYR Energy Corporation, a public oil and gas exploration company. Mr. Rhodes also served as an investment analyst for the M.H. Whittier Corporation, an independent oil company, from 1985 until 1991.

DANIEL SILVERMAN, age 42, has served as Whittier’s Chief Operating Officer since September 2003 and was a consultant to Whittier Energy Company and a Vice President of Whittier Operating, Inc. from April 2002 to September 2003. Mr. Silverman served as a consultant for Regent Energy Corporation from September 2000 until April 2002 and as an Executive Vice President of Business Development and Chief Operating Officer of Petrominerals Corporation, a publicly traded oil company, from September 1999 until September 2000. From 1995 until March 1999, Mr. Silverman was the Managing Director of Acquisitions and Divestitures and a member of the board of directors of Torch Energy Advisors, an oil and gas acquisition and consulting company. From 1992 to 1995, Mr. Silverman was Manager of Acquisitions and Divestitures at Apache Corporation, an international oil and gas company.

MICHAEL B. YOUNG, age 37, has served as Whittier’s Chief Financial Officer and Principal Accounting Officer since September 2003. Mr. Young was engaged as a financial consultant to various private clients, including Whittier Energy Company, from January 2003 through September 2003. Mr. Young was the Vice President and Chief Financial Officer of Chaparral Resources, Inc. from May 2002 until November 2002. Mr. Young also served as the Treasurer, Controller and Principal Financial and Accounting Officer of Chaparral from February 1998 until May 2002. From June 1991 until January 1998, Mr. Young worked in various capacities in the oil and gas tax practice of Arthur Andersen LLP, leaving the firm as a Tax Manager.

DALLAS PARKER, age 57, was appointed Corporate Secretary of Whittier in September 2003. Mr. Parker is a partner in the law firm of Thompson & Knight LLP in the corporate practice area, a position he has held for more than the past five years. He is a member and past Chairman of the Advisory board of directors of the Houston Technology Center, a technology accelerator. Mr. Parker is a Member of the American, Texas, and Houston Bar Associations.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the board of directors is responsible for setting and administering the policies which govern both annual cash compensation and incentive programs for executive officers and other employees. Following review and approval of executive compensation by the Compensation Committee, the recommendations of the Compensation Committee are submitted to the full board of directors for approval.

Until July 1, 2005, the members of the compensation committee were Messrs. Buckner, Sorensen, Jeffs, and Dahl. On that date, Messrs. Jeffs and Dahl resigned as members of the compensation committee in connection with the appointment of Messrs. Kilpatrick and Seegmiller to Whittier’s board of directors. Mr. Kilpatrick was then appointed to the compensation committee, joining Messrs. Buckner and Sorensen as “independent” directors pursuant to the NASDAQ Marketplace Rules.

With respect to 2004 compensation, the Compensation Committee obtained from Vivient Consulting, LLC an independent compensation firm, a report including comparable executive level compensation for oil and gas companies similar to Whittier Energy Corporation, as well as comprehensive recommendations for awarding compensation to the Company’s officers and directors, including salary, stock option or other incentive compensation. The Compensation Committee utilized the report provided by Vivient Consulting, as well as the performance factors further described below to assist in the determination of compensation. The Compensation Committee maintains the philosophy that compensation of its executive officers should be balanced between fair and reasonable cash compensation and incentives linked to our overall operating performance. To achieve this balance, executives have, in addition to their salaries and cash bonuses, been awarded stock options that reward executives through the creation of stockholder value.

The Compensation Committee takes into account that corporate performance, especially in the oil and gas industry, is often cyclical and that performance in any given year, whether favorable or unfavorable, may not necessarily be representative of immediate past results or future performance. Consequently, the Compensation Committee prefers to examine and recommend executive compensation levels based on certain factors compared over a period of several consecutive years, rather than applying such factors on an isolated or “snapshot” basis at the time compensation levels are recommended by the Compensation Committee to the full Board. In this regard, and partly due to the peculiarities of financial accounting requirements for oil and gas companies, the Compensation Committee emphasizes performance factors such as growth in proved oil and gas reserves, increases in volumes of oil and gas sold, oil and gas finding costs and operating costs, cash flow growth, return on equity, increases in stockholder value, positioning the company for the future and the achievement by management of specific goals set by the board of directors from time to time; however, the Compensation Committee has not established any specific performance levels which would automatically result in increases in compensation, nor does the Compensation Committee assign absolute weights or rankings to factors considered by it, but instead makes a subjective determination based upon a consideration of all of such factors. The Compensation Committee believes that the mix between the cash and equity incentive opportunities currently in place for the executive officers is adequate to motivate and retain them.

In addition to the factors described above, in the case of Mr. Rhodes, the Chief Executive Officer and President, the Compensation Committee also considered Mr. Rhodes’ ability to achieve high levels of corporate governance and compliance, maintain and strengthen the Company’s relationships with the investment community, generate employee confidence and morale, and demonstrate other leadership qualities. Based upon the foregoing factors and considerations, the Compensation Committee approved a base salary of $175,000 for Mr. Rhodes upon his appointment as the Company’s President and Chief Executive Officer in September 2003 for the remainder of 2003 and calendar year 2004.

Section 162(m) of the U.S. Internal Revenue Code precludes a publicly held corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers, unless compensation is awarded under plans meeting a number of requirements based upon objective performance standards and advance stockholder approval. Although the Compensation Committee has not established a policy with respect to qualifying compensation paid to its executive officers under Section 162(m), the Compensation Committee will continue to assess the implications of Section 162(m) on executive compensation and determine what action, if any, will be appropriate.

2004 Compensation Committee

Arlo Sorensen, Chairman

Charles O. Buckner

David B. Kilpatrick

Summary of Annual Compensation

The following table sets forth compensation paid to our Chief Executive Officer and the other most highly compensated executive officers (collectively, the “named executive officers”) for 2002, 2003 and 2004:

	Annual Compensation					Long-Term Compensation
						Awards		Payouts
Name and Principal Position	Year		Salary	Bonus	Other Annual Compensation	Restricted Stock/ Award(s)	Securities Underlying Options/ SARs	LTIP Payouts	All Other Compensation
			($)	($)	($)	($)	(#)	($)	($)
Bryce W. Rhodes	2004		$175,000	$64,000	—	—	76,334	—	—
President and Chief Executive Officer (9/03 to Present)	2003	(1)	$115,966	$20,000	—	—	—	—	—

Daniel Silverman	2004		$155,000	$64,000	—	—	62,334	—	—
Chief Operating Officer (9/03 to Present)	2003	(2)	$151,667	$20,000	—	—	—	—	—

Michael B. Young	2004		$150,000	$64,000	—	—	52,000	—	—
Chief Financial Officer, Treasurer, Controller and Assistant Secretary (9/03 to Present)	2003	(3)	$102,065	$20,000	—	—	—	—	—

(1)

Includes compensation paid by Whittier Energy Company (“WEC”) to Mr. Rhodes as Vice President of WEC for the period January 1, 2003 through August 31, 2003 and as President and Chief Executive Officer of Whittier for the period September 1, 2003 through December 31, 2003.

(2)

Includes compensation paid by WEC to Mr. Silverman as an independent consultant to WEC for the period January 1, 2003 through August 31, 2003 and as Chief Operating Officer of Whittier for the period September 1, 2003 through December 31, 2003.

(3)

Includes compensation paid by WEC to a Texas limited liability company wholly owned by Mr. Young for consulting services provided to WEC during the period from May 2003 through August 31, 2003, and as Chief Financial Officer of Whittier for the period September 1, 2003 through December 31, 2003.

Stock Options Granted in 2004

During January 2004, the named executive officers below were granted an aggregate of 190,668 options to purchase shares of our common stock at an exercise price of $5.25 per share under the Long-Term Incentive Plan as follows:

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in 2004	Exercise Price	Expiration Date
			($/Share)
Bryce W. Rhodes	76,334	29.6%	$5.25	January 8, 2009
Daniel Silverman	62,334	24.2%	$5.25	January 8, 2009
Michael B. Young	52,000	20.2%	$5.25	January 8, 2009

(1)	The Company’s stockholders approved the Long Term Incentive Plan on July 20, 2004. The options vest in three equal installments beginning on January 8, 2005.

Fiscal Year-End Option Values and Stock Option Exercises

There were no option exercises during 2004 and all outstanding options were out of the money at December 31, 2004. The following tables contain information concerning the number and value of exercisable and unexercisable options held by our named executive officers as of December 31, 2004, as well as stock options exercised by the named executive officers during 2004:

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-The-Money Options at December 31, 2004
			Exercisable	Unexercisable	Exercisable	Unexercisable
	(#)	($)
Bryce W. Rhodes	-0-	n/a	None	76,334	n/a	n/a

Daniel Silverman	-0-	n/a	None	62,334	n/a	n/a

Michael B. Young	-0-	n/a	None	52,000	n/a	n/a

Long-Term Incentive Plan Awards in 2004

The Company did not grant any long-term incentive plan awards in 2004.

Compensation of Directors

Whittier’s board of directors approved a compensation package for non-employee directors effective July 14, 2005. Under the program, each non-employee director will receive $1,000 for attendance at each board meeting, an annual retainer of $10,000 payable in options to acquire Whittier common stock, and additional annual compensation of $24,000 also payable in Whittier stock options. The chair of Whittier’s Audit Committee will receive an additional annual retainer of $7,500 payable in stock options and members of the Audit and Compensation Committees will receive $500 for attendance at each committee meeting. Each non-employee member of the Executive Committee will receive an additional annual retainer of $10,000 in stock options for his participation on that committee. We anticipate that grants of stock options under the program will be made annually in conjunction with Whittier’s annual stockholder meeting. Both employee and non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board or its committees and for other reasonable expenses related to the performance of their duties as directors. In addition, each non-employee director is eligible to receive stock option grants under Whittier’s Long-Term Incentive Plan, subject to recommendation by Whittier’s compensation committee and approval by Whittier’s independent directors.

During fiscal year 2004, Whittier did not pay any cash compensation to its non-employee directors. During that period, however, Whittier granted to non-employee directors a total of 52,334 options to acquire our common stock at an average exercise price of $5.28 per share, including 10,000 options granted each to Messrs. Jeffs, Dahl, and Sorensen, 17,334 options granted to Mr. Buckner, and 5,000 options granted to Daryl Pollock, a former director of Whittier who resigned from the board on June 16, 2005.

Employment Agreements

In conjunction with the Company’s acquisition of RIMCO Production Company, Inc., each of Messrs. Rhodes, Silverman and Young entered into an executive employment agreement, effective June 1, 2005, which provides for a two-year term that renews automatically each year. The employment agreements provide that the annual base salary for each of the executives will be $200,000. Upon an executive officer’s termination without cause, due to failure of the executive or the Company to meet performance standards established by the Company’s board of directors, “good reason” or in the event of a change in control of Whittier, the executive will be entitled to receive severance payments consisting of one year’s base salary, accrued but unpaid bonus awards and employee benefits for an additional year after termination and the executive’s stock options will immediately vest. Each employment agreement also contains non-competition and non-solicitation provisions that survive the agreement for a period of two years.

Report on Repricing of Options

The Company did not re-price any outstanding options in 2004.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Under Section 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting or investment power over such security. The following are the shareholdings of the Company’s officers, directors and any stockholders who are known by the Company to own beneficially more than 5% of any class of its voting shares of as of August 23, 2005, the record date:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class †
Charles Oliver Buckner 333 Clay Street, Suite 1100 Houston, Texas 77002	33,177	(1)	*

David A. Dahl 1600 Huntington Drive South Pasadena, California 91030	3,333	(2)	*

James A. Jeffs 1600 Huntington Drive South Pasadena, California 91030	3,333	(3)	*

David B. Kilpatrick 333 Clay Street, Suite 1100 Houston, Texas 77002	0		*

Bryce W. Rhodes 333 Clay Street, Suite 1100 Houston, Texas 77002	186,943	(4)	1.5%

Ray R. Seegmiller 333 Clay Street, Suite 1100 Houston, Texas 77002	0		*

Daniel Silverman 333 Clay Street, Suite 1100 Houston, Texas 77002	30,778	(5)	*

Arlo G. Sorensen 1600 Huntington Drive South Pasadena, California 91030	1,928,485	(6)	15.4%

Michael B. Young 333 Clay Street, Suite 1100 Houston, Texas 77002	41,252	(7)	*

Friedman, Billings, Ramsey & Co., Inc. 1001 19th Street North Arlington, Virginia 22209	896,060	(8)	7.2%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class †
Friedman, Billings, Ramsey Group, Inc. 1001 19th Street North Arlington, Virginia 22209	1,792,120	(9)	14.3%

Whittier Holdings, Inc. 100 W. Liberty Street, Suite 890 Reno, Nevada 89501-1952	1,153,267	(10)	9.2%

Whittier Trust Company 1600 Huntington Drive South Pasadena, California 91030	854,462	(11)	6.8%

Whittier Ventures LLC 1600 Huntington Drive South Pasadena, California 91030	2,596,478	(12)	20.8%

All Officers and Directors as a Group (9 persons)	2,301,434		18.4%

†                  Includes (i) 3,981,991 shares of Whittier common stock outstanding as of August 23, 2005 and (ii) 8,529,120 shares of Whittier common stock issuable upon the conversion of 852,912 outstanding shares of Series A preferred stock.

*                 Less than 1%.

(1)

Represents (i) the vested portion of an option to purchase 17,334 shares of common stock granted to Mr. Buckner on January 8, 2004; and (ii) 5,000 shares of common stock and a three-year warrant to purchase up to 5,000 shares of common stock at an exercise price of $7.50 per share, purchased by Mr. Buckner on June 16, 2004. The option vests in three equal installments beginning on January 8, 2005. Also includes 8,700 shares of common stock underlying 870 shares of Series A preferred stock acquired on June 15, 2005.

(2)	Represents the vested portion of an option to purchase 10,000 shares of common stock granted to Mr. Dahl on January 8, 2004. The option vests in three equal installments beginning on January 8, 2005.

(3)	Represents the vested portion of an option to purchase 10,000 shares of common stock granted to Mr. Jeffs on January 8, 2004. The option vests in three equal installments beginning on January 8, 2005.

(4)

Represents (i) 81,702 shares of common stock owned by the Bryce W. Rhodes 1975 Trust, of which Mr. Rhodes is a trustee and the beneficiary, including 20,000 shares of common stock purchased on June 16, 2004; (ii) 17,400 shares of common stock underlying 1,740 shares of Series A preferred stock owned by Adventure Seekers Travel, over which Mr. Rhodes, as President, is deemed to have voting control and dispositive power; (iii) a three-year warrant to purchase up to 20,000 shares of common stock at $7.50 per share, purchased by the Bryce W. Rhodes 1975 Trust on June 16, 2004; and (iv) the vested portion of an option to purchase 76,334 shares of common stock, granted to Mr. Rhodes on January 8, 2004. The option vests in three equal installments beginning on January 8, 2005.

(5)

Represents (i) 5,000 shares of common stock and a three-year warrant to purchase up to 5,000 shares of common stock purchased by Mr. Silverman on June 16, 2004; and (ii) the vested portion of an option to purchase 62,334 shares of common stock granted to Mr. Silverman on January 8, 2004, which vests in three equal installments beginning on January 8, 2005.

(6)	As disclosed in a joint filing on Schedule 13D filed with the SEC on September 22, 2003. Represents shares owned by Whittier Ventures, LLC described in footnote 12 below, which Mr. Sorensen is deemed to share voting and dispositive power of such shares as co-trustee of seventeen trusts that are the sole members of Whittier Ventures, LLC. Also represents the vested portion of an option to purchase 10,000 shares of common stock granted to Mr. Sorensen on January 8, 2004, which vests in three equal installments on January 8, 2005.

(7)

Represents (i) 5,000 shares of common stock and a three-year warrant to purchase up to 5,000 shares of common stock purchased by Mr. Young on June 16, 2004; and (ii) the vested portion of an option to purchase 52,000 shares of common stock granted to Mr. Young on January 8, 2004, which vests in three equal installments beginning on January 8, 2005. Also includes 6,960 shares of common stock underlying 696 shares of Series A preferred stock purchased by Mr. Young on June 15, 2005.

(8)

As disclosed in a filing on Schedule 13G filed with the SEC on June 24, 2005 and adjusted to reflect the one-for-three reverse split of our outstanding common stock effective July 1, 2005. Represents 896,060 shares of common stock underlying 89,606 shares of Series A preferred stock held by Friedman, Billings, Ramsey & Co.

(9)

As disclosed in a filing on Schedule 13G filed with the SEC on June 24, 2005 and adjusted to reflect the one-for-three reverse split of our outstanding common stock effective July 1, 2005. Represents (i) 896,060 shares of common stock underlying 89,606 shares of Series A preferred stock held by Friedman, Billings, Ramsey Group, Inc., and (ii) 896,060 shares of common stock underlying 89,606 shares of Series A preferred stock held by Friedman, Billings, Ramsey & Co.

(10)

As disclosed in a joint filing on Schedule 13D filed with the SEC on September 22, 2003. Represents shares beneficially owned by (i) The Whittier Trust Company of Nevada, Inc. as disclosed in a joint filing on Schedule 13D filed with the SEC on September 22, 2003, and (ii) Whittier Trust Company as described in footnote 11 below. As the sole stockholder of each of The Whittier Trust Company of Nevada Inc., and Whittier Trust Company, Whittier Holdings, Inc. may be deemed to share voting and dispositive power with respect to the shares of common stock owned by each of The Whittier Trust Company of Nevada, Inc. and Whittier Trust.

(11)

As disclosed in a joint filing on Schedule 13D filed with the SEC on September 22, 2003. Represents shares of common stock owned by various trusts of which Whittier Trust Company is the sole trustee or a co-trustee.

(12)

As disclosed in an amendment to Schedule 13D filed with the SEC on August 23, 2004, including 117,500 shares of common stock and a three-year warrant to purchase up to 117,500 shares of common stock purchased by Whittier Ventures on June 16, 2004. Also includes 671,330 shares of common stock underlying 67,133 shares of Series A preferred stock acquired by Whittier Ventures, LLC on June 15, 2005.

Certain Relationships and Related Transactions

Dallas Parker, Corporate Secretary of Whittier, is a partner at the law firm of Thompson & Knight LLP, which provides legal services to Whittier and its subsidiaries. For the fiscal year ended December 31, 2004, the total legal fees paid by Whittier to Thompson & Knight LLP represented less than one percent of the gross revenue of the firm.

Whittier’s Chief Operating Officer, Daniel Silverman, received a 4.63% net profits interest (“NPI”) in Whittier’s investment in the Beaver Dam Creek Field upon completion of WEC’s acquisition of that property in 2002. The NPI entitled Mr. Silverman to 4.63% of our net operational cash flow from the field (i.e., revenues less operating costs and capital investment) after deducting related principal and interest payments under Whittier’s credit facility with Compass Bank. In March 2004, Whittier acquired the NPI from Mr. Silverman for $70,000.

In June 2004, Whittier closed a private placement with accredited investors for 460,000 shares of our common stock priced at $5.25 per share and warrants to purchase an additional 460,000 shares of common stock at an exercise price of $7.50 per share. The private offering was fully subscribed and resulted in total gross proceeds to Whittier of $2,415,000. Certain directors and officers of Whittier participated in the private placement, including Messrs. Rhodes, Silverman, Young, Buckner, and Parker, who acquired a total of 60,000 shares of common stock and warrants to acquire an additional 60,000 shares of common stock. Whittier Ventures, LLC, an affiliate of Whittier, acquired 117,500 shares of common stock and warrants to acquire an additional 117,500 shares of common stock at $7.50 per share. Exploration Capital Partners Limited Partnership acquired 132,500 shares of common stock and warrants to acquire an additional 132,500 shares of common stock at $7.50 per share. All officers, directors and beneficial owners of Whittier who participated in the offering, participated on the same terms and conditions as the non-affiliated investors. We also issued 9,871 shares of common stock and a related warrant to purchase an additional 9,871 shares of common stock at an exercise price of $7.50 per share to a registered broker/dealer, Global Resource Investments Ltd., as payment for services rendered as a placement agent in connection with the private offering. Exploration Capital Partners Limited Partnership and Global Resource Investments, Ltd. are indirectly controlled by a greater than 5% beneficial owner of Whittier, after taking into account their ownership received in Whittier as a result of the private placement.

On June 15, 2005, Whittier closed a private placement with accredited investors for 852,912 shares of our Series A preferred stock for a purchase price of $60 per share. The private offering was fully subscribed and resulted in total gross proceeds to Whittier of $50 million. Whittier paid Friedman, Billings, Ramsey & Co., Inc., a cash fee of 7% of the gross sales price of all shares of Series A preferred stock sold in the offering for providing services as placement agent with respect to those shares, except for (i) the sales of an aggregate of 179,212 shares to Friedman, Billings, Ramsey Group, Inc. and Friedman, Billings, Ramsey & Co., Inc., and 67,133 shares to Whittier Ventures LLC, at a 7% discounted purchase price of $55.80 per share and for which the placement agent did not receive a fee, and (ii) the sales of an aggregate of 55,568 shares to management, directors and certain other accredited investor affiliates of Whittier at a 4.2% discounted purchase price of $57.48 per share and for which the placement agent received a fee of 2.92% of the per share gross sale price. Messrs. Rhodes, Young, Buckner and Parker participated in this private placement and acquired a total of 3,741 shares of Series A preferred stock at the 4.2% discounted purchase price of $57.48 per share. The total cash fee paid by Whittier to Friedman, Billings, Ramsey & Co., Inc. for its services as placement agent was $2,407,510.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who beneficially own more than 10 percent of a registered class of the Company’s equity securities to file initial reports of ownership and changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.  To our knowledge, based solely on a review of the copies of such forms and amendments thereto furnished to the Company during the Company’s most recent fiscal year by the Company’s executive officers, directors, and persons who beneficially owned more than 10 percent of a registered class of the Company’s equity securities, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

ACCOUNTANTS

The Audit Committee recommended and approved the selection of the accounting firm of Grant Thornton LLP  (“Grant Thornton”) to replace the firm of Brown Armstrong Paulden McCown Starbuck & Keeter (“Brown Armstrong”) as the Company’s independent accountants for the calendar year ended December 31, 2004. Brown Armstrong did not resign or decline to stand for reelection, but was dismissed effective January 13, 2005 to allow the appointment of Grant Thornton as the Company’s principal accountants as of the same date. Brown Armstrong’s opinion regarding the financial statements of the Company for the last two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles.  The Company is not aware of any disagreements with the Company’s former accountant during the past two most recent fiscal years and the subsequent interim period up to the date of dismissal on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Additionally, there were no reportable events pursuant to Item 304(a)(iv) of Regulation S-B.

The Company previously disclosed the change in its principal accountants in its Form 8-K filed with the Securities and Exchange Commission on January 18, 2005. At that time, the Company provided Brown Armstrong with a copy of the disclosures made therein in response to the disclosures required by Item 304(a) of Regulation S-B. The former accountant was provided an opportunity to furnish the Company with a letter addressed to the Commission stating its agreement and absence of any disagreement with the statements made in response to this Item, which was attached as an Exhibit to the Form 8-K at the time it was filed.

The Board of Directors recommended and approved the selection of the accounting firm of Brown Armstrong as the Company’s independent accountants for the calendar year ended December 31, 2004.  Brown Armstrong had been selected to replace the firm of J.H. Cohn LLP (“J.H. Cohn”) as the Company’s independent accountants after the Company’s September 10, 2003 merger with Whittier Energy Company.  J.H. Cohn did not resign or decline to stand for reelection, but were dismissed as part of the change of control to allow the appointment of Brown Armstrong as the Company’s principal accountants.  J.H. Cohn’s opinion regarding the financial statements of the Company for the last two fiscal years did not contain an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.  We are not aware of any disagreements with the Company’s former accountant during the past two most recent fiscal years and the subsequent interim period up to the date of dismissal on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Additionally, there were no reportable events pursuant to Item 304(a)(iv) of Regulation S-B.

The Company previously disclosed the change in its principal accountants in its Form 8-K/A filed with the Securities and Exchange Commission on November 24, 2003. At that time, the Company provided J.H. Cohn with a copy of the disclosures made therein in response to the disclosures required by Item 304(a) of Regulation S-B. The former accountant was provided an opportunity to furnish the Company with a letter addressed to the Commission stating its agreement and absence of any disagreement with the statements made by the Registration in response to this Item, which was attached as an Exhibit to the Form 8-K/A at the time it was filed.

We anticipate that representatives of Grant Thornton LLP will attend the Annual Meeting and will be available to answer questions concerning the Company’s audit for 2004.

Audit Fees

The Company’s principal accountants billed fees of approximately $113,900 and $90,889 for the fiscal years ended December 31, 2004 and 2003, respectively, for the audit of the Company’s annual financial statements and review of quarterly financial statements reported on Form 10-QSB. The audit fees for 2003 include the audit and quarterly reviews for the Company prior to its merger with Whittier Energy Company, based upon a February 28, 2003 fiscal year end, as well as the Company’s 2003 audit and quarterly review for the quarter ended September 30, 2003.

Audit Related Fees

The Company’s principal accountants billed audit related fees of $6,777 and $31,057 for the fiscal years ended December 31, 2004 and 2003, respectively. Audit related fees during 2004 were for the audit and review of the financial statements relating to the Company’s material acquisition of three South Texas gas properties in June 2004 and due to a registration statement filed by the Company on Form SB-2 in September 2004, which went effective in December 2004. The 2003 audit related fees were related to the audit and review of Whittier Energy’s historical financial statements included in regulatory filings required as a result of the Company’s Merger of Olympic and Whittier Energy.

Tax Fees

The Company’s principal accountants did not bill the Company for any fees during fiscal years 2004 and 2003 for tax compliance, advice or planning services.

All Other Fees

The Company was not billed for any other fees by its principal accountants during the fiscal years ended December 31, 2004 or 2003.

The Audit Committee requires that all audit and non-audit services performed by the Company’s principal accountants are pre-approved by the entire Audit Committee or by one or more members delegated to do so by the entire Committee.

APPENDIX A

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Whittier Energy Corporation

2. The articles have been amended as follows (provide article numbers, if available):

Section 3 has been amended to read as follows: “The total number of shares of stock that the Corporation shall have authority to issue is 101,000,000 shares, which shall consist of 100,000,000 shares of common stock, $.001 par value per share (the “Common Stock”) and 1,000,000 shares of preferred stock, $.001 par value per share (the “Preferred Stock”).”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM 78.385 Amend 2003 Revised on: 11/03/03

APPENDIX B

WHITTIER ENERGY CORPORATION

LONG-TERM INCENTIVE PLAN

(as amended July 14, 2005)

ARTICLE I. ESTABLISHMENT AND PURPOSE

1.1    Establishment.    Whittier Energy Corporation, a Nevada corporation, hereby establishes the Whittier Energy Corporation Long-Term Incentive Plan as set forth in this document.

1.2    Purpose.    The purposes of the Plan are to attract able persons to enter the employ of the Company, to encourage Employees to remain in the employ of the Company and to provide motivation to Employees to put forth maximum efforts toward the continued growth, profitability and success of the Company, by providing incentives to such persons through the ownership and/or performance of the Common Stock of Whittier. A further purpose of the Plan is to provide a means through which the Company may attract able persons to become directors of and Consultants with respect to the Company and to provide such individuals with incentive and reward opportunities. Toward these objectives, Awards may be granted under the Plan to Employees, Outside Directors and Consultants on the terms and subject to the conditions set forth in the Plan.

1.3    Effectiveness.    The Plan shall become effective as of July 14, 2005, the date of its adoption by the Board, provided it is duly approved by the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of the stockholders of Whittier duly held in accordance with applicable law within twelve months after the date of adoption of the Plan by the Board. If the Plan is not so approved, the Plan shall terminate and any Award granted hereunder shall be null and void.

ARTICLE II. DEFINITIONS

2.1    Affiliate.    “Affiliate” means a parent corporation or subsidiary corporation (within the meanings of Section 424(e) and (f) of the Code) of Whittier, and with respect to an Award that is not an Incentive Stock Option, any other incorporated or unincorporated trade or business or organization which along with Whittier is under common control (within the meaning of the regulations from time to time promulgated by the Secretary of the Treasury pursuant to Section 414(c) of the Code).

2.2    Award.    “Award” means any Option, Phantom Option, Restricted Stock, SAR, or Other Incentive Award granted under the Plan, whether singly, in combination or in tandem, to a Participant. Each Award shall be evidenced by an Award Agreement.

2.3    Award Agreement.    “Award Agreement” means a written agreement between Whittier and a Participant that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award.

2.4    Board.    “Board” means the Board of Directors of Whittier.

2.5    Cause.    “Cause” means the termination of a Participant’s employment or service by reason of fraud, dishonesty, any unauthorized use or disclosure by the Participant of any confidential information or trade secrets of Whittier, or the performance of other acts detrimental to Whittier or an Affiliate, as determined by the Committee in its absolute discretion.

2.6    Code.    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

2.7    Committee.    “Committee” means (i) with respect to the application of this Plan to Employees and Consultants, the Compensation Committee of the Board, or such other Committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more non-employee directors, each of whom is a “non-employee director” under Rule 16b-3 and an “outside director” under Section 162(m) of the Code, and (ii) with respect to the application of this Plan to an Outside Director, the Board. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such a noncompliance with such requirements shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.8    Common Stock.    “Common Stock” means the Common Stock, par value $0.001 per share, of Whittier, or any stock or other securities of Whittier hereafter issued or issuable in substitution or exchange for the Common Stock.

2.9    Company.    “Company” means Whittier and its Affiliates.

2.10    Consultant.    “Consultant” means any individual who performs services for and is treated by Whittier or an Affiliate as an independent contractor for employment tax purposes, but does not include an Outside Director.

2.11    Effective Date.    “Effective Date” means the date an Award is determined to be effective by the Board upon the grant of such Award.

2.12    Employee.    “Employee” means an employee of Whittier or an Affiliate. The term “Employee” does not include an Outside Director, a Consultant or any other individual performing services for Whittier or an Affiliate who is treated for tax purposes as an independent contractor at the time of performance of the services.

2.13    Exchange Act.    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14    Fair Market Value.    “Fair Market Value” means with respect to shares of Common Stock (i) if such shares are traded on a securities exchange or through the NASDAQ Stock Market, the average of the closing prices of such shares on such exchange or system on the applicable date, (ii) if such shares are actively traded over-the-counter, the average of the closing bid and closing asked prices for such shares on the applicable date, or (iii) if there is no active public market for such shares, the fair market value of such shares as determined in good faith by the Board.

2.15    Incentive Stock Option.    “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422(b) of the Code.

2.16    Nonqualified Stock Option.    “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.17    Option.    “Option” means an option to purchase shares of Common Stock granted to a Participant pursuant to Article VII. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option as determined by the Committee.

2.18    Other Incentive Award.    “Other Incentive Award” means an Award granted to a Participant pursuant to Article XI.

2.19    Outside Director.    “Outside Director” means a “non-employee director” of the Company within the meaning of Rule 16b-3.

2.20    Participant.    “Participant” means any Employee, Outside Director or Consultant to whom an Award has been granted under the Plan.

2.21    Phantom Option.    “Phantom Option” means a fictional option granted to a Participant pursuant to Article VIII.

2.22    Plan.    “Plan” means this Whittier Energy Corporation Long-Term Incentive Plan.

2.23    Restricted Stock.    “Restricted Stock” means an Award of shares of Common Stock granted to a Participant pursuant to, and with such restrictions as are imposed under, Article IX. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes.

2.24    Rule 16b-3.    “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

2.25    SARs.    “SARs” means an Award of stock appreciation rights granted to a Participant pursuant to Article X.

2.26    Whittier.    “Whittier” means Whittier Energy Corporation, a Nevada corporation, and any successor thereto.

ARTICLE III. PLAN ADMINISTRATION

3.1    Plan Administrator.    The Plan shall be administered by the Committee. The Committee may delegate some or all of its power to the Chief Executive Officer or such other officer of the Company as the Committee deems appropriate; provided, that (i) the Committee may not delegate its power with regard to the grant of an Award to any individual who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an Award to such individual would be outstanding, and (ii) the Committee may not delegate its power with regard to the selection for participation in the Plan of an officer or other individual subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other individual.

3.2    Authority of Administrator.    The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (i) interpret the Plan and the Award Agreements executed hereunder; (ii) determine eligibility for participation in the Plan; (iii) decide all questions concerning eligibility for, and the amount of, Awards payable under the Plan; (iv) construe any ambiguous provision of the Plan or any Award Agreement; (v) prescribe the form of the Award Agreements embodying Awards granted under the Plan; (vi) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (vii) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (viii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (ix) determine whether Awards should be granted singly, in combination or in tandem; (x) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (xi) accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (xii) grant Awards in replacement of Awards previously granted under the

Plan or any other employee benefit plan of the Company; and (xiii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan.

3.3    Discretionary Authority.    The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including Participants and their respective estates, beneficiaries and legal representatives.

3.4    Liability; Indemnification.    No member of the Committee nor any person to whom authority has been delegated, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by Whittier with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law.

ARTICLE IV. ELIGIBILITY

All Employees, Outside Directors and Consultants are eligible to participate in the Plan. The Committee shall recommend, from time to time, Participants from those Employees, Outside Directors and Consultants, who, in the opinion of the Committee, can further the Plan purposes. Once a Participant is recommended for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and/or limitations applicable to the Award, in addition to those set forth in the Plan and the administrative rules and regulations, if any, established by the Committee.

ARTICLE V. FORM OF AWARDS

Awards may, at the Committee’s sole discretion, be granted under the Plan in the form of Options pursuant to Article VII, Phantom Options pursuant to Article VIII, Restricted Stock pursuant to Article IX, SARs pursuant to Article X, and Other Incentive Awards pursuant to Article XI, or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its absolute discretion, subject any Award to such other terms, conditions, restrictions and/or limitations (including, but not limited to, the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan. Awards under a particular Article of the Plan need not be uniform, and Awards under more than one Article of the Plan may be combined into a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

ARTICLE VI. SHARES SUBJECT TO THE PLAN

6.1    Available Shares.    The maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall not exceed a total of 1,876,000, subject to adjustment as provided in Sections 6.2 and 6.3. Shares of Common Stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination of the foregoing, as the Committee, in its absolute discretion, shall from time to time determine.

6.2    Adjustments for Recapitalizations and Reorganizations.

(a)   The shares with respect to which Awards may be granted under the Plan are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration or satisfaction of an Award theretofore granted, Whittier shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock in the form of Whittier Common Stock without receipt of consideration by Whittier, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the exercise price per share shall be proportionately increased.

(b)   If Whittier recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Participant shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock or other securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.

(c)   In the event of changes in the outstanding Common Stock by reason of a reorganization, merger, consolidation, combination, separation (including a spin-off or other distribution of stock or property), exchange, or other relevant change in capitalization occurring after the date of grant of any Award and not otherwise provided for by this Section 6.2, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee in its absolute discretion as to the number, price and kind of shares or other consideration subject to, and other terms of, such Awards to reflect such changes in the outstanding Common Stock.

(d)   In the event of any changes in the outstanding Common Stock provided for in this Section 6.2, the aggregate number of shares available for grant of Awards under the Plan may be equitably adjusted by the Committee, whose determination shall be conclusive. Any adjustment provided for in this Section 6.2 shall be subject to any required stockholder action.

6.3    Adjustments for Awards.    The Committee shall have full discretion to determine the manner in which shares of Common Stock available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this Section 6.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Awards under the Plan:

(a)    Options and Restricted Stock.    The grant of Options and Restricted Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such Award.

(b)    SARs and Phantom Options.    The grant of SARS and Phantom Options shall not affect the number of shares available for grant of Awards under the Plan, but such number of shares shall be reduced by any shares issued in payment or settlement of SARS and Phantom Options.

(c)    Other Incentive Awards.    The grant of an Other Incentive Award in the form of Common Stock or that may be paid or settled only in Common Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such Award. The grant of an Other Incentive Award that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan. The grant of an Other Incentive Award that may be paid or settled in either Common Stock or cash shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such Award.

(d)    Termination.    If any Award referred to in paragraphs (a) and (c) above (other than an Other Incentive Award that may be paid or settled only for cash) is canceled or forfeited, or terminates, expires or lapses, for any reason (other than the termination of a Related Option (as defined in Section 10.1) upon exercise of its corresponding SARs), the shares then subject to such Award shall again be available for grant of Awards under the Plan.

(e)    Payment of Exercise Price and Withholding Taxes.    If previously acquired shares of Common Stock are used to pay the exercise price of an Award, or shares of Common Stock that would be acquired upon exercise of an Award are withheld to pay the exercise price of such Award, the number of shares available for grant of Awards under the Plan shall not be increased by the number of shares delivered or withheld as payment of such exercise price. If previously acquired shares of Common Stock are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or shares of Common Stock that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of shares available for grant of Awards under the Plan shall not be increased by the number of shares delivered or withheld as payment of such withholding taxes.

(f)    Fractional Shares.    If any adjustment would result in a fractional security being (i) available under the Plan, such fractional security shall be disregarded, or (ii) subject to an Award, Whittier shall pay the holder of such Award, in connection with the first vesting, exercise or settlement of such Award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (1) the fraction of such security (rounded to the nearest hundredth) by (2) the excess, if any, of the Fair Market Value on the vesting, exercise or settlement date over the exercise price, if any, of such Award.

ARTICLE VII. OPTIONS

7.1    General.    Awards may be granted to Employees, Outside Directors and Consultants in the form of Options. Options granted under the Plan may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both; provided, however, that Incentive Stock Options may be granted only to Employees. Option grants under the Plan to Outside Directors and Consultants may only be in the form of Nonqualified Stock Options.

7.2    Terms and Conditions of Options.    An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value per share of Common Stock on the Effective Date of such Option’s grant. Except as otherwise provided in Section 7.3, the term of each Option shall be as specified by the Committee; provided, however, that, no Option shall be exercisable later than ten years from the Effective Date of such Option’s grant. Options may be granted with respect to Restricted Stock or shares of Common Stock that are not Restricted Stock, as determined by the Committee in its absolute discretion.

7.3    Restrictions Relating to Incentive Stock Options.    Options granted in the form of Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 7.2, comply with Section 422(b) of the Code. Accordingly, no Incentive Stock Options shall be granted later than ten years from the date of adoption of the Plan by the Board. In addition, no Incentive Stock Option shall be exercisable after the expiration of ten years from the Effective Date of such Option’s grant. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of Whittier and its Affiliates exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with the applicable provisions of the Code, which of a Participant’s Incentive Stock Options will be treated as Nonqualified Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee under the Plan if, at the time such Option is granted, such Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of Whittier or an Affiliate, within the meaning of Section 422(b)(6) of the Code, unless (i) on the Effective Date of grant of such Option, the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the Effective Date of such Option’s grant.

7.4    Additional Terms and Conditions.    The Committee may subject any Award of an Option to such other terms, conditions, restrictions and/or limitations as it determines are necessary or appropriate, provided they are not inconsistent with the Plan.

7.5    Exercise of Options.    Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to Whittier, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.

Upon exercise of an Option, the exercise price of the Option shall be payable to Whittier in full either: (i) in cash or an equivalent acceptable to the Committee, or (ii) in the absolute discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, by tendering previously acquired nonforfeitable, unrestricted shares of Common Stock that have been held by the Participant for at least six months and that have an aggregate Fair Market Value at the time of exercise equal to the total exercise price, or (iii) in a combination of the forms of payment specified in clauses (i) and (ii) above.

Unless otherwise prohibited by applicable law, payment of the exercise price of an Option may also be made, in the absolute discretion of the Committee, (i) by delivery to Whittier or its designated agent as an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to Whittier to pay the exercise price and any required withholding taxes, or (ii) by such other cashless or broker-assisted exercise methods as may be approved by the Committee.

In addition, any grant of a Nonqualified Stock Option under the Plan may provide that payment of the exercise price of the Nonqualified Stock Option may also be made in whole or in part in the form of shares of Restricted Stock or other shares of Common Stock that are subject to a risk of forfeiture or restrictions on transfer, provided that such shares have been held by the Participant for at least six months. Unless otherwise determined by the Committee at the time of grant of such Nonqualified Stock Option, whenever the exercise price of such Nonqualified Stock Option is paid in whole or in part by means of the form of consideration specified in the immediately preceding sentence, the shares of Common Stock received by the Participant upon the exercise of such Option shall be subject to the same risk of forfeiture and restrictions on transfer as those that applied to the consideration surrendered by the Participant. However, the risk of forfeiture and restrictions on transfer shall apply only to the same number of shares of Common Stock received by the Participant upon exercise as applied to the forfeitable or restricted Common Stock surrendered by the Participant in payment of the exercise price.

As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, Whittier shall deliver to the Participant, in the Participant’s name, a stock certificate or certificates in an appropriate amount based upon the number of shares of Common Stock purchased under the Option.

7.6    Termination of Employment or Service.    Each Award Agreement embodying the Award of an Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment or service. In the event a Participant’s Award Agreement embodying the award of an Option does not set forth such termination provisions, the following termination provisions shall apply with respect to such Award:

(a)    Retirement.    If the employment or service of a Participant shall terminate by reason of retirement on or after attaining age sixty-five (65), each outstanding Award held by such Participant may be exercised, the Option held by the Participant will continue to vest for one year following the date of such retirement, and, to the extent vested, shall be exercisable until the expiration of the term of such Option.

(b)    Death or Disability.    If the employment or service of a Participant shall terminate by reason of death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of one year from the date of such termination of employment or service, or (ii) the expiration of the term of such Option.

(c)    Other Termination.    If the employment or service of a Participant shall terminate for any reason other than a reason set forth in paragraph (a) or (b) above or paragraph (d) below, whether on a voluntary or involuntary basis, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of three months from the date of such termination of employment or service, or (ii) the expiration of the term of such Option.

(d)    Termination for Cause.    Notwithstanding paragraphs (a), (b) and (c) above, if the employment or service of a Participant is terminated for Cause, all outstanding Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

7.7    Maximum Option Grants.    Any provision of this Plan to the contrary notwithstanding, the maximum number of shares of Common Stock for which Options and SARs may be granted under the Plan to any one Participant during a calendar year is 350,000.

ARTICLE VIII. PHANTOM OPTIONS

8.1    General.    Awards may be granted to Employees, Outside Directors and Consultants in the form of Phantom Options. Phantom Options shall be awarded in such numbers and at such times as the Committee shall determine. All Phantom Options shall be evidenced by an Award Agreement as described in Section 8.2 below and any payment or settlement made upon exercise of a Phantom Option shall be made to the Participant in accordance with the terms and conditions set forth in the Award Agreement.

8.2    Award of Phantom Options.    Each Award Agreement embodying a Phantom Option granted pursuant to the Plan shall specify the Strike Price for each fictional share of Common Stock subject to the Phantom Option, the number of fictional shares subject to the Phantom Option being awarded, the manner and timing of the vesting of the Phantom Option and of payments or transfer of shares to the Participant under such Award and such other terms and conditions not inconsistent with the provisions of the Plan as may be approved by the Committee in its absolute discretion. The Strike Price of a Phantom Option shall be determined by the Committee, but such Strike Price shall not be less than 100% of the Fair Market Value per share of Common Stock on the Effective Date of the Phantom Option’s grant. The term of each Phantom Option shall be as specified by the Committee; provided, however, that unless otherwise designated by the Committee, no Phantom Option shall be exercisable later than ten years after the Effective Date of the Phantom Option’s grant. Except as otherwise provided in an applicable Award Agreement, Participants holding Phantom Options shall not be entitled to any dividends, rights upon liquidation or other rights of a holder of shares of Common Stock.

8.3    Exercise.    Subject to the terms and conditions of the Plan, Phantom Options shall be exercised by the delivery of a written notice of exercise to Whittier, setting forth the number of fictional shares with respect to which the Phantom Option is to be exercised. Subject to the terms and conditions of this Plan and the applicable Award Agreement, upon exercise each fictional share subject to a Phantom Option entitles the Participant holding such Phantom Option to receive the amount, if any, by which the Fair Market Value as of the date of exercise exceeds the Strike Price, payable in one or a combination of the following forms, as determined by the Committee in its absolute discretion: (i) a cash payment, (ii) a whole number of shares of Common Stock (with cash payable in lieu of fractional shares), or (iii) by execution of a promissory note by Whittier as maker, to the Participant, as payee. Any promissory note described in (iii) shall be payable in sixty (or fewer) equal monthly installments, the first of such installments payable two months after the date of exercise, and the remaining installments payable monthly thereafter and shall bear simple interest per annum at a rate equal to the prime rate of interest as quoted in the Wall Street Journal on the exercise date (or the immediately preceding business day) under the caption “Prime Rate” in the section entitled “Money Rates.” The promissory note shall provide that the maker shall have the privilege of prepaying all or any part thereof at any time with interest to date of prepayment.

8.4    Termination of Employment or Service.    Each Award Agreement embodying the Award of a Phantom Option shall set forth the extent to which the Participant shall have the right to exercise the Phantom Option following termination of the Participant’s employment or service with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Phantom Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment or service. In the event a Participant’s Award Agreement embodying the award of a Phantom Option does not set forth such termination provisions, the following termination provisions shall apply with respect to such Award:

(a)    Retirement.    If the employment or service of a Participant shall terminate by reason of retirement on or after attaining age sixty-five (65), each outstanding Phantom Option held by the Participant will continue to vest for one year following the date of such retirement, and, to the extent vested, shall be exercisable until the expiration of the term of such Phantom Option.

(b)    Death or Disability.    If the employment or service of a Participant shall terminate by reason of death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), each outstanding Phantom Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of one year from the date of such termination of employment or service, or (ii) the expiration of the term of such Option.

(c)    Other Termination.    If the employment or service of a Participant shall terminate for any reason other than a reason set forth in paragraph (a) or (b) above or paragraph (d) below, whether on a voluntary or involuntary basis, each outstanding Phantom Option held by the Participant may be exercised, to the extent then vested, until the expiration of the term of such Phantom Option.

(d)    Termination for Cause.    Notwithstanding paragraphs (a), (b) and (c) above, if the employment or service of a Participant is terminated for Cause, all outstanding Phantom Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Phantom Options.

ARTICLE IX. RESTRICTED STOCK

9.1    General.    Awards may be granted to Employees, Outside Directors and Consultants in the form of Restricted Stock. Restricted Stock shall be awarded in such numbers and at such times as the Committee shall determine.

9.2    Restriction Period.    At the time an Award of Restricted Stock is granted, the Committee shall establish a period of time (the “Restriction Period”) applicable to such Restricted Stock. Each Award of Restricted Stock may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Award of Restricted Stock shall not be changed except as permitted by Section 6.2 or Section 9.3.

9.3    Other Terms and Conditions.    Restricted Stock awarded to a Participant under the Plan shall be represented by a stock certificate registered in the name of the Participant or, at the option of Whittier, in the name of a nominee of Whittier. Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restriction Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (i) the Participant shall not be entitled to possession of the stock certificate representing the Restricted Stock until the Restriction Period shall have expired, (ii) Whittier shall retain custody of the Restricted Stock during the Restriction Period, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Award of the Restricted Stock shall cause a forfeiture of the Restricted Stock. At the time of an Award of Restricted Stock, the Committee may, in its absolute discretion, prescribe additional terms, conditions, restrictions and/or limitations applicable to the Restricted Stock, including, but not limited to, rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, or otherwise) of a Participant prior to expiration of the Restriction Period.

9.4    Payment for Restricted Stock.    A Participant shall not be required to make any payment for Restricted Stock awarded to the Participant, except to the extent otherwise required by the Committee or by applicable law.

9.5    Miscellaneous.    Nothing in this Article shall prohibit the exchange of shares of Restricted Stock issued under the Plan pursuant to a plan of reorganization for stock or securities of Whittier or another corporation that is a party to the reorganization, but the stock or securities so received for shares of Restricted Stock shall, except as provided in Section 6.2 or Section 13.2, become subject to the restrictions applicable to the Award of such Restricted Stock. Any shares of stock received as a result of a stock split or stock dividend with respect to shares of Restricted Stock shall also become subject to the restrictions applicable to the Award of such Restricted Stock.

ARTICLE X. SARs

10.1    General.    The Committee may from time to time grant SARs in conjunction with all or any portion of any Option (the “Related Option”) either (i) at the time of the initial Option grant (not including any subsequent modification that may be treated as a new grant of an Incentive Stock Option for purposes of Section 424(h) of the Code) or (ii) with respect to Nonqualified Stock Options, at any time after the initial Option grant while the Nonqualified Stock Option is still outstanding. SARs shall not be granted other than in conjunction with an Option granted hereunder.

10.2    Terms and Conditions.    SARs granted hereunder shall comply with the following conditions and also with the terms of the Award Agreement governing the Related Option:

(a)   The SAR shall expire no later than the expiration of the Related Option.

(b)   Upon the exercise of an SAR, the Participant shall be entitled to receive from Whittier or the appropriate Affiliate an amount in cash equal to the excess of the aggregate Fair Market Value of the shares of Common Stock with respect to which the SAR is then being exercised (determined as of the date of such exercise) over the aggregate purchase price of such shares as provided in the Related Option.

(c)   SARs shall be exercisable (i) only at such time or times and only to the extent that the Related Option shall be exercisable, (ii) only when the Fair Market Value of the shares subject to the Related Option exceeds the purchase price of the shares as provided in the Related Option, and (iii) only upon surrender of the Related Option or any portion thereof with respect to the shares for which the SARs are then being exercised.

(d)   Upon the exercise of an SAR, the Related Option shall be deemed to have been terminated to the extent of the number of shares of Common Stock with respect to which such SARs are exercised. Upon the exercise or termination of the Related Option, the SARs with respect to such Related Option shall be deemed to have been terminated to the extent of the number of shares of Common Stock with respect to which the Related Option was so exercised or terminated.

10.3    Exercise of SARs.    Each exercise of SARs, or a portion thereof, shall be evidenced by a notice in writing to Whittier.

ARTICLE XI. OTHER INCENTIVE AWARDS

Subject to the terms and provisions of the Plan, Other Incentive Awards may be granted to Employees, Outside Directors and Consultants in such amounts, upon such terms and at any time and from time to time as shall be determined by the Committee in its absolute discretion. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee, in its absolute discretion, determines that such Other Incentive Awards are consistent with the purposes of the Plan. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and/or limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or a combination thereof), as established by the Committee, subject to the terms of the Plan.

ARTICLE XII. CORPORATE TRANSACTIONS

12.1    Definition of Corporate Transaction.    A “Corporate Transaction” shall mean any of the following transactions with respect to which Whittier is a party:

(a)   a merger or consolidation in which (i) Whittier is not the surviving entity or (ii) Whittier survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of Whittier;

(b)   a tender offer or share exchange resulting in the transfer of ownership of more than fifty percent (50%) of the total outstanding voting power of Whittier immediately after such transaction; or

(c)   the sale, lease, transfer or other disposition of all or substantially all of the assets of Whittier (other than to a wholly-owned subsidiary of Whittier).

12.2    Effect on Outstanding Awards.    Upon (i) the approval by the stockholders of Whittier of a Corporate Transaction of the type described in Section 12.1(a) or (c), or (ii) the public announcement of a

Corporate Transaction of the type described in Section 12.1(b), the Committee, acting in its absolute discretion and without the consent or approval of any Participant, may act to effect one or more of the following alternatives, which may vary among individual Participants and which may vary among Awards held by any individual Participant:

(a)   accelerate the vesting of and the time at which Awards then outstanding may be exercised so that such Awards may be exercised in full (irrespective of whether such Awards are fully exercisable prior to the date of such Corporate Transaction) for a limited period of time on or before a specified date fixed by the Committee (which date may be before or after the date of such Corporate Transaction), after which specified date all unexercised Awards and all rights of Participants thereunder shall terminate;

(b)   require the mandatory surrender to Whittier by selected Participants of some or all of the outstanding Awards held by such Participants (irrespective of whether such Awards are fully exercisable prior to the date of such Corporate Transaction) as of a date specified by the Committee (which date may be before or after the date of such Corporate Transaction), in which event the Committee shall thereupon cancel such Awards and Whittier shall pay to each Participant an amount of cash per share equal to the excess, if any, of the following amount, whichever is applicable:

(i)  the per share price offered to stockholders of Whittier in the merger or consolidation described in Section 12.1(a), less the applicable exercise price, if any, payable by the Participant pursuant to such Award;

(ii)  the price per share offered to stockholders of Whittier in any tender offer or share exchange described in Section 12.1(b), less the applicable exercise price, if any, payable by the Participant pursuant to such Award;

(iii)  if such Corporate Transaction occurs pursuant to a type of transaction described in Section 12.1(c), the Fair Market Value per share of Common Stock subject to such Award, as determined by the Committee as of the date determined by the Committee to be the date of such transaction, less the applicable exercise price, if any, payable by the Participant pursuant to such Award.

In the event that the consideration offered to stockholders of Whittier in any Corporate Transaction consists of anything other than cash, the Committee may determine in its absolute discretion the fair cash equivalent of the portion of the consideration offered which is other than cash.

(c)   make such adjustments to Awards then outstanding so that such Awards thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Participant would have been entitled pursuant to the terms of the Corporate Transaction had the Participant been the holder of record of the number of shares of Common Stock covered by such Award; or

(d)   in the event of a Corporate Transaction in which the holders of Whittier’s Common Stock receive shares of stock in the acquiring entity (“Acquiror Stock”), convert Awards into Awards to acquire (or with respect to) shares of Acquiror Stock (“Substitute Awards”). Each Substitute Award shall be exercisable on substantially the same terms and conditions contained in the applicable Award, and shall cover such number of shares of Acquiror Stock and have such exercise price and other terms as the Committee, in its absolute discretion, shall deem appropriate in order to approximate with the Substitute Award an economic equivalent to the applicable Award.

In the event of Corporate Transaction, the Committee may, but shall not be required to, take any such action set forth in Sections 12.2(a) through (d) above or shall be permitted to allow any or all outstanding Awards to remain so outstanding in accordance with the terms and conditions of the related Award Agreement.

ARTICLE XIII. AMENDMENT AND TERMINATION

13.1    Plan Amendment and Termination.    The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the stockholders of Whittier (i) if such amendment or modification increases the maximum number of shares subject to the Plan (except as provided in Section 6.2) or changes the designation or class of persons eligible to receive Awards under the Plan, or (ii) if counsel for Whittier determines that such approval is otherwise required by or necessary to comply with applicable law. The Plan shall terminate upon the earlier of (i) the termination of the Plan by the Board, or (ii) the expiration of ten years from the date the Plan is adopted by the Board. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. No suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant holding such Award.

13.2    Award Amendment and Cancellation.    The Board may amend the terms of any outstanding Award granted pursuant to this Plan, but any amendment that would adversely affect the Participant’s (or a permitted transferee’s) rights under an outstanding Award shall not be made without the written consent of the Participant (or the permitted transferee). The Board may, with a Participant’s (or a permitted transferee’s) written consent, cancel any outstanding Award or accept any outstanding Award in exchange for a new Award.

ARTICLE XIV. MISCELLANEOUS

14.1    Award Agreements.    After the Committee grants an Award under the Plan to a Participant, Whittier and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions and/or limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical. All Award Agreements shall be subject to the provisions of the Plan, and in the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

14.2    Listing Conditions.

(a)   As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. Whittier shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)   If at any time counsel to Whittier or its Affiliates shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on Whittier or its Affiliates under the statutes, rules or regulations of any applicable jurisdiction, Whittier or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on Whittier or its Affiliates.

(c)   Upon termination of any period of suspension under this Section 14.2, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

14.3    Additional Conditions.    Notwithstanding anything in the Plan to the contrary: (i) Whittier may, if it shall determine it necessary or desirable for any reason, at the time of grant of any Award or the issuance of any shares of Common Stock pursuant to any Award, require the recipient of the Award or such shares of Common Stock, as a condition to the receipt thereof, to deliver to Whittier a written representation of present intention to acquire the Award or such shares of Common Stock for his or her own account for investment and not for distribution; (ii) the certificate for shares of Common Stock issued to a Participant may include any legend which the Committee deems appropriate to reflect any restrictions on transfer, and (iii) all certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.4    Nonassignability.    No Award granted under the Plan may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. Further, no such Award shall be subject to execution, attachment or similar process. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by the Plan or the Award Agreement shall be null and void and without effect. All Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or, in the event of the Participant’s legal incapacity, by his or her guardian or legal representative.

14.5    Withholding Taxes.    The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards under the Plan. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (i) withholding shares of Common Stock from any payment of Common Stock due as a result of such Award, or (ii) permitting the Participant to deliver to the Company previously acquired shares of Common Stock, in each case having a Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no shares of Common Stock shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.

14.6    No Fractional Shares.    No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award granted hereunder, and except as otherwise provided herein, no payment or other adjustment shall be made in respect of any such fractional share.

14.7    Notices.    All notices required or permitted to be given or made under the Plan or any Award Agreement shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or (iv) sent by telecopy or facsimile transmission, answer back requested, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received.

Whittier or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (i) to a Participant at his or her address as set forth in the records of the Company or (ii) to Whittier at the principal executive offices of Whittier clearly marked “Attention: LTIP Administrator.”

14.8    Binding Effect.    The obligations of Whittier under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of Whittier, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of Whittier. The terms and conditions of the Plan shall be binding upon each Participant and his or her heirs, legatees, distributees and legal representatives.

14.9    Severability.    If any provision of the Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

14.10    No Restriction of Corporate Action.    Nothing contained in the Plan shall be construed to prevent Whittier or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by Whittier or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made or to be made under the Plan. No Participant or other person shall have any claim against Whittier or any Affiliate as a result of such action.

14.11    Governing Law.    The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except as superseded by applicable federal law.

14.12    No Right, Title or Interest in Company Assets.    No Participant shall have any rights as a stockholder of Whittier as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name and, in the case of Restricted Stock, unless and until such rights are granted to the Participant pursuant to the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

14.13    Risk of Participation.    Nothing contained in the Plan shall be construed either as a guarantee by Whittier or its Affiliates, or their respective stockholders, directors, officers or employees, of the value of any assets of the Plan or as an agreement by Whittier or its Affiliates, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

14.14    No Guarantee of Tax Consequences.    No person connected with the Plan in any capacity, including, but not limited to, Whittier and the Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

14.15    Continued Employment or Service.    Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ or service of the Company, or interfere in any way with the rights of the Company to terminate a Participant’s employment or service at any time, with or without cause.

14.16    Miscellaneous.    Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

[Proxy Card]

WHITTIER ENERGY CORPORATION

This Proxy Is Solicited On Behalf Of The Board Of Directors

I have received the Notice of Annual Meeting of Stockholders to be held on  September 27, 2005 (the “Annual Meeting”), and a Proxy Statement furnished by the board of directors of Whittier Energy Corporation (the “Company”) for the Annual Meeting.  I appoint James A. Jeffs and David A. Dahl, and each of them, as proxies with power of substitution in each, to represent me and to vote all the shares of common stock of the Company that I am entitled to vote at the Annual Meeting on September 27, 2005 in the manner shown on this form as to the following matters and in their discretion on any other matters that come before the meeting.

1.                                       Election of directors for a term of one year or until their earlier death, resignation or removal.

FOR all nominees listed below with no exceptions: ☐	FOR all nominees with exceptions noted below: ☐	WITHHOLD authority for all nominees listed below: ☐

Nominees:	James A. Jeffs
Bryce W. Rhodes
Charles O. Buckner
David A. Dahl
David B. Kilpatrick
Ray R. Seegmiller
Arlo G. Sorensen

(INSTRUCTION: To withhold authority to vote for one or more of the nominee(s), write the nominee(s) name for which you wish to withhold authority to vote for in the space provided below entitled “Exceptions.”)

Exceptions:

2.                                       Proposal to amend the Articles of Incorporation to increase the authorized number of shares of common stock.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.                                       Proposal to amend the Whittier Energy Corporation Long-Term Incentive Plan to increase the number of shares available.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.                                       Ratify the selection of Grant Thornton LLP as the independent auditor for the Company for the fiscal year ending December 31, 2005.

FOR ☐	AGAINST ☐	ABSTAIN ☐

5.                                       In the discretion of the proxies named herein, the proxies are authorized to vote upon other matters as are properly brought before the Annual Meeting.

The Company’s board of directors recommends a vote FOR proposals 1, 2, 3 and 4.

(PLEASE READ INSTRUCTIONS ON THE REVERSE SIDE AND EXECUTE)

[Reverse of Proxy Card]

THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.  IF THIS PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.  YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT IF YOU DO NOT SPECIFY HOW THE PROXY SHOULD BE VOTED, IT WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4.

I hereby revoke any proxy or proxies previously given to represent or vote the shares of common stock of the Company that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of this proxy card.

Dated:		, 2005

Signature:

Signature:
(if held jointly)

Please sign this proxy as your name(s) appears above. Joint owners should both sign. If signed as attorney, executor, guardian, trustee or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

Please complete, date and sign this proxy and return it promptly in the enclosed envelope.